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                                March 24, 1999


VIA TELECOPIER:  212-223-3883                           PRIVATE AND CONFIDENTIAL

The Board of Directors of The Zeron Group
Shigeru Masuda, Chairman
John Maupin, Managing Director
New York, NY

          Re: SERIES G PREFERRED STOCK INVESTMENT IN TECHWAVE INC. AND SUBSEQUENT JOINT VENTURE OR OTHER BUSINESS DEVELOPMENT/ TRANSACTION

Dear Gentlemen:

During the past couple of weeks, representatives of TechWave Inc., a privately-held Washington corporation (the "Company"), and Zeron Group, a privately-held [New York] corporation ("Zeron"), have engaged in numerous discussions regarding a transaction whereby Zeron or its designee (the "Investor") (i) will purchase on or before March 31, 1999 Preferred Stock Series G shares in the aggregate principal amount of $2.0 million with 5% warrant coverage (the "Investment"), (ii) will have the option to purchase at the price of $7 per share up to an additional $3 million of Series G Preferred Stock on or before April 30, 1999 with 5% warrant coverage, and (iii) will use best efforts to establish a TechWave entity in Japan as described in paragraph 2(a) as soon as reasonably practicable on or before June 30, 1999 (the"JV"). Upon formation of the JV and its receipt of the necessary capital, advisory services and personnel, which is to be contributed as mutually agreed between the parties, for operation of the JV then Zeron will receive (a) 5% warrant coverage (all warrants to acquire stock in TechWave Inc.) upon closing of JV within specified time period capitalized at a minimum of $3.0 million (the "JV Formation") (b) 50% of the shares (the "JV Shares") of JV to be received by Zeron's recommended Japanese joint venture partner, [no par value per share] ("TechWave JV Stock"), valued at $3.0 million or greater as of the closing of the contemplated transaction (the "JV transaction"), and (c) the right of first refusal in establishing the TechWave joint venture company. The Investment shall be accomplished by Zeron wiring $2.0 million (U.S. dollars) in immediately available funds to TechWave's account in return 285,715 TechWave Series G preferred shares. The Investment, the JV Formation, JV transaction and the warrant coverage, and all related transactions are collectively referred to herein as the "Transaction".


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The Board of Directors of The Zeron Group
Shigeru Masuda, Chairman
John Maupin, Managing Director
Zeron Group
March 24, 1999
PAGE 2 OF 7


          This letter of intent ("Letter of Intent") sets forth the principal terms and conditions of the Transaction as follows:

          1. THE INVESTMENT. Zeron, or its designee, will purchase Preferred Stock Series G shares in the amount of $ 2.0 million, on or before March 31, 1999with 5% warrant coverage;with the right to purchase, at price of $7 per share, up to an additional $3 million, by April 30, 1999; with 5% warrant coverage for all such investments.

          2.     THE JV TRANSACTION.

                 (a) the Company and Zeron shall use their best efforts in identifying and securing a joint venture partner (or partners) or other such partner(s) or companies in Japan, for other such business combinations, to include licensing, consortium, and others, as best indicated by market conditions, upon the mutual agreement of the parties to this agreement; such efforts to commence upon execution of this Letter of Intent, and to continue without limitation of terms, except by mutual agreement

                 (b)     For closing the  transaction, Zeron will receive:

                 (i) 5% warrant coverage (all warrants to acquire stock in TechWave Inc.) upon closing of mutually agreeable joint venture company within specified time period capitalized at a minimum of $3.0 million (the "JV Formation")

                 (ii) 50% of the shares (the "JV Shares") of TechWave's joint venture company to be received by Zeron's recommended Japanese joint venture partner, [no par value per share] ("TechWave JV Stock"), valued at $3.0 million or greater as of the closing of the contemplated transaction (the "JV transaction"), and

                 (iii) the right of first refusal in establishing the TechWave joint venture company.

          3.     THE JV AGREEMENT.   (a)  Upon execution of this Letter of
                 Intent, TechWave and Zeron will promptly commence negotiation of a definitive JV agreement, mutually acceptable in form and substance. The JV Agreement shall include terms and conditions


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The Board of Directors of The Zeron Group
Shigeru Masuda, Chairman
John Maupin, Managing Director
Zeron Group
March 24, 1999
PAGE 3 OF 7


                 customary under the circumstances, including customary representations and warranties. Notwithstanding their intention to enter into the JV Agreement, the parties hereto agree that this Letter of Intent contains the basic terms necessary for the formation of the joint venture by TechWave and understand that both parties will use their best efforts to consummate the JV Agreement as soon as reasonably practicable on or before June 30, 1999.

                 (b) The parties hereto agree to cooperate with each other to the fullest extent in the preparation of the JV Transaction, related agreements and other necessary documentation, obtaining the approval of any requisite government agencies or entities, the approval of the shareholders of each of TechWave and Zeron, if required, and any necessary consents from third parties. TechWave and Zeron will use their best efforts to negotiate and execute as soon as reasonably possible the JV agreement and all related agreements with respect to the JV Transaction.

                 (c) The parties' mutual objective is to complete the transactions provided for herein as promptly as practicable as circumstances permit. The Company and TechWave therefore agree to use their best efforts to take all steps necessary to permit the Closing of the JV Transaction to occur as soon as reasonably practicable on or before June 30, 1999.


          4. REPRESENTATIONS AND WARRANTIES. The JV Agreement shall contain customary representations by the parties and such representations and warranties shall survive the Closing for a period of one year.

          5. INDEMNIFICATION. This JV Agreement will provide for each party, effective on and after the Closing, to indemnify the other party and its affiliates from and against certain liabilities, and those matters that are customary for the industry.

          6. CONDITIONS TO CLOSING THE JV TRANSACTION. The obligations of each of the parties to consummate the JV Transaction shall be subject to customary conditions.

          7.     CONSENTS.   Subject to the terms and conditions provided in
this Letter of Intent and the fiduciary duties of the Board of Directors of the Company under applicable law as advised by counsel, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate the JV Transaction.


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The Board of Directors of The Zeron Group
Shigeru Masuda, Chairman
John Maupin, Managing Director
Zeron Group
March 24, 1999
PAGE 4 OF 7


          8. PUBLIC ANNOUNCEMENTS. Neither party to this Letter of Intent shall make any public announcement or issue any press release concerning the Transaction or transactions contemplated hereby without first using its best efforts to consult with the other party.

          9. SOLICITATION. Nothing in this offer shall preclude the Company from pursuing other financing or capital raising opportunities during the term of this Agreement.

          10.    TERMINATION.   The term of this Letter of Intent shall expire
          on March 26, 1999.


          11.    BROKERS; EXPENSE.   The Investor represents and warrants that
no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Transaction based upon arrangements made by or on behalf of the Zeron and its affiliates. The Company represents and warrants that no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Transaction based upon arrangements made by or on behalf of the Company.

          12. AUTHORITY TO EXECUTE AND FREELY EXECUTED. In entering into this Letter of Intent, each party represents and warrants that they do so freely and voluntarily, after having had the opportunity to meet and confer with their respective attorneys regarding the contents and legal effect of this Letter of Intent. Each party represents and warrants that they have full power and authority to enter into and execute this Letter of Intent.

          13. SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Letter of Intent shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

          14. GOVERNING LAW. This Letter of Intent and any matter relating to its validity, interpretation, performance and enforcement, shall be governed by and construed in accordance with the laws of the State of Washington as applied to Letter of Intents among Washington residents entered into and to be performed entirely within such jurisdiction, notwithstanding any conflict-of-laws doctrines of such state or other jurisdiction to the contrary.

          15. COUNTERPARTS; FACSIMILES. This Letter of Intent may be executed in any number of counterparts, each of which when so executed and delivered shall be


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The Board of Directors of The Zeron Group
Shigeru Masuda, Chairman
John Maupin, Managing Director
Zeron Group
March 24, 1999
PAGE 5 OF 7


deemed an original, and such counterparts together shall constitute one and the same instrument. Each party shall receive a duplicate original of the counterpart copy or copies executed by it. For purposes hereof, a facsimile copy of this Letter of Intent, including the signature pages hereto, shall be deemed to be an original. Notwithstanding the foregoing, the parties shall each deliver original execution copies of this Letter of Intent to one another as soon as practicable following execution thereof.

          16. TITLES AND SUBTITLES. The titles and subtitles used in this Letter of Intent are used for convenience only and are not to be considered in construing or interpreting this Letter of Intent.

          17. EXPENSES/ATTORNEYS' FEES. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery, and performance of this Letter of Intent. If any action or proceeding at law or in equity (including, without limitation, an arbitration or mediation) is necessary to enforce or interpret the terms of this Letter of Intent, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

          18. AMENDMENTS AND WAIVERS. Any term of this Letter of Intent may be amended and the observance of any term of this Letter of Intent may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of each of the parties hereto.

          19. SEVERABILITY. If one or more provisions of this Letter of Intent are held to be unenforceable under applicable law, such provision shall be excluded from this Letter of Intent and the balance of this Letter of Intent shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          20.    ENTIRE AGREEMENT.   This Letter of Intent contains the entire
understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

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The Board of Directors of The Zeron Group
Shigeru Masuda, Chairman
John Maupin, Managing Director
Zeron Group
March 24, 1999
PAGE 6 OF 7


          If the foregoing accurately sets forth our understanding, kindly sign and return one copy of this Letter of Intent.



                                        Very truly yours,

                                        TechWave Inc.
                                        A Washington Corporation

                                        By:    /s/ Dwayne Walker
                                               -----------------------------
                                               Dwayne Walker
                                               Chairman and CEO

                                        By:    /s/ Oliver Kwon
                                               -----------------------------
                                               Oliver Kwon
                                               Executive Vice President


ACCEPTED AND AGREED TO:

ZERON GROUP
A [NEW YORK] CORPORATION.



By:  /s/ Shigeru Masuda
     -------------------------------
     Shigeru Masuda
     Chairman

DATED:    March 26, 1999

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The Board of Directors of The Zeron Group
Shigeru Masuda, Chairman
John Maupin, Managing Director
Zeron Group
March 24, 1999
PAGE 7 OF 7


EXHIBIT A


STRATEGIC INVESTMENT TERM SHEET
PREFERRED STOCK SERIES G



Issuer:                  TechWave Inc.


Offering Price:          $7.00 per share of Series G Preferred Stock.


Offering Amount:         $ 2.0 million


Number of Shares:        285,715 shares of Series G Preferred Stock


Warrant Coverage:        5% warrant coverage with an exercise price of $7.50 per
                         share on the warrants (all warrants to acquire stock in TechWave Inc.) upon closing the investment. An additional 5% warrant coverage will also apply for (i) any additional investment (see page 1 (ii)) and (ii) closing of mutually agreeable JV business transaction with a minimum capitalization of $3.0 million within specified time period (page1 (iii)).


Description of Stock:    Series G Preferred stock will have a liquidation
                         preference of $7.00 per share and all rights and preferences will be PARI PASSU with the other outstanding series of TechWave's preferred stock.


Registration Rights:     Identical to holders of other series of preferred
                         stock.


Use of Proceeds:         Expansion of its business, expansion into international
                         markets and additional working capital.